EXHIBIT 23.2

October 15, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the US FARMS, INC. 2008 Amended Non-Qualified Attorneys Stock Compensation Plan, and the 2008 Non-Qualified Stock Compensation Plan, of our report with respect to our audit of the financial statements of US Farms, Inc. included in its Annual Report of Form 10-KSB as of December 31, 2007 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ Gruber & Company, LLC
Gruber& Company, LLC